Exhibit 10.3

CBL & ASSOCIATES PROPERTIES, INC.

2024 LONG TERM INCENTIVE

COMPENSATION PROGRAM

(Fiscal Year 2024)

OVERVIEW

This 2024 Long Term Incentive Compensation Program (the “2024 LTI Program”) is an equity-based incentive compensation plan adopted and established by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of CBL & Associates Properties, Inc. (the “Company”). The Annual Long Term Incentive Awards (the “Long Term Incentive”) are equity-based incentive compensation subject to the CBL & Associates Properties, Inc. 2021 Equity Incentive Plan as adopted on November 1, 2021, and as may be amended (the “Equity Incentive Plan”). Accordingly, these awards will draw from the pool of shares already authorized by the Company’s stockholders to be issued pursuant to equity compensation awards under the Equity Incentive Plan, which means that no additional stockholder approval will be required under SEC or NYSE rules. The policies, objectives, purposes and guidelines of this 2024 LTI Program are as defined by the Compensation Committee.

ADMINISTRATION AND ELIGIBILITY

Awards pursuant to the Long Term Incentive shall be administered under the Equity Incentive Plan. Any and all awards pursuant to the Long Term Incentive shall be subject to the terms and provisions of (i) the Equity Incentive Plan including without limitation the amount of shares of the Company’s stock that may be subject to awards and (ii) applicable rules of any stock exchange or quotation system on which the Company’s Common Stock is listed or quoted and applicable U.S. federal and state securities laws and regulations including but not limited to rules and regulations of the Securities and Exchange Commission (SEC). In any conflict between the terms of any award pursuant to the Long Term Incentive and the terms of the Equity Incentive Plan, the terms of the Equity Incentive Plan shall control. The Compensation Committee shall have sole authority, subject to the terms hereof, to interpret the terms and provisions hereof and to otherwise adopt, alter and repeal such administrative rules, guidelines and practices governing this 2024 LTI Program as the Compensation Committee shall, from time to time, deem advisable subject to the terms of the Equity Incentive Plan.

The individuals who may receive awards under this 2024 LTI Program include (i) those individuals who are or have been included in the group of “named executive officers” of the Company for the applicable annual performance period, as determined pursuant to Item 402 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any applicable successor provision and (ii) certain other designated officers of the Company (collectively, the “Plan Participants”). All awards granted under this 2024 LTI Program will be paid to or issued to Plan Participants in their capacity as employees of CBL & Associates Management, Inc. (the “Management Company”), a wholly owned subsidiary of the Company.

OBJECTIVES AND PURPOSE

The objective of this 2024 LTI Program is to incentivize the Plan Participants to produce a high level of operational performance that results in the creation of increased value for the Company’s shareholders.

PLAN DESIGN

Awards of “Restricted Common Stock”, as defined below, under this Long Term Incentive are herein referred to as “Long Term Incentive Awards”, and such awards will consist of the following two components:

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“Performance Stock Unit Awards” - 60% of the value of each Plan Participant’s annual Long Term Incentive Award (70% for the CEO) will consist of a performance stock unit award authorized by the Compensation Committee pursuant to Section 6.3 of the Equity Incentive Plan (a “Performance Stock Unit Award”), utilizing the form of Performance Stock Unit Award Agreement attached as Exhibit A hereto, with the number of shares of restricted common stock of the Company (“Restricted Common Stock”) issued at the conclusion of the three-year performance cycle applicable to each Performance Stock Unit Award determined by two measures: (i) a portion (30%) of such number of shares issued to be determined based on the Company’s total stockholder return performance over such period relative to that of the Designated Index, as described below, and (ii) a portion (70%) of such number of shares issued to be determined based on the Company’s absolute total stockholder return over such period, as described below. The applicable three-year performance period applicable to the Performance Stock Unit Awards is January 1, 2024 through December 31, 2026.

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“Annual Restricted Stock Awards” - 40% of the value of each Plan Participant’s Long Term Incentive Awards (30% for the CEO) will consist of the Company’s grant of time-vested shares of Restricted Common Stock made upon the adoption of the 2024 LTI Program utilizing the form of Plan Participant Restricted Stock Award Agreement attached as Exhibit B hereto.

Structure of Performance Stock Unit Awards

The number of Performance Stock Units included in a Performance Stock Unit Award made at the beginning of each rolling 3-year performance cycle will be determined by dividing the dollar value of that portion of the annual Long Term Incentive Award allocated to such Performance Stock Unit Award by the average of the high and low price reported for the Company’s Common Stock on the New York Stock Exchange on the date the Compensation Committee sets the target value for the Long Term Incentive Award.

Designated Index Measure - a portion (30%) of the number of shares of Restricted Common Stock issued to a Plan Participant upon the maturity of a Performance Stock Unit Award at the end of the applicable 3-year performance period will depend on the Company’s achievement of at least a “Threshold” level of Total Shareholder Return or “TSR” (stock price appreciation plus aggregate dividends) for holders of the Company’s common stock as compared to the TSR for the Retail Sector Component, excluding the companies comprising the Free-Standing Subsector, of the FTSE NAREIT All Equity REIT Index (the “Designated Index”) over the same time period. The level of achievement will be determined based on how the Company’s TSR ranks among the constituents that comprise the Designated Index.

The “Threshold,” “Target,” and “Maximum” benchmarks to be established for the TSR achieved by the Company over each relevant three-year performance period in comparison to the Designated Index, and the resulting impact on the number of shares of Restricted Common Stock earned by each Plan Participant for the 30% of the award based on the Designated Index Measure upon the maturity of Performance Stock Units at the conclusion of each three-year performance period, is summarized in the following table:

Performance Benchmark Achieved	Number of Shares Awarded at Payout of Performance Stock Units	Vesting Schedule
Below “Threshold” Level	No performance stock earned

The number of shares of Restricted Common Stock earned by (and then issued to) a Plan Participant for each rolling three-year performance cycle is equal to the multiple indicated in the preceding column of the number of Performance Stock Units issued to each Plan Participant at the beginning of the three year performance period.

Such shares, when issued at the conclusion of the three-year performance cycle, will then vest in full on the first anniversary date following the date of issuance of such shares.

“Threshold” No less than 30th Percentile of the Designated Index TSR	Shares issued equal to 0.5 x 30% of the Performance Stock Units issued for Such 3-year Cycle, with excess over Threshold Benchmark pro-rated between Threshold and Target levels
“Target” No less than 50th Percentile of the Designated Index TSR	Shares issued equal to 1.0 x 30% of the Performance Stock Units issued for Such 3-year Cycle, with excess over Target Benchmark pro-rated between Target and Maximum levels
“Maximum” At least 75th Percentile of the Designated Index TSR	Shares issued equal to 2.0 x 30% of the Performance Stock Units Issued for Such 3-year Cycle

If the calculated comparison is between Threshold and Maximum for any performance period, then the number of Performance Stock Units earned will be prorated as indicated in the preceding table.

Company Absolute Return Measure - a portion (70%) of the number of shares of Restricted Common Stock issued to a Plan Participant upon the maturity of a Performance Stock Unit Award at the end of the applicable 3-year performance period will depend on the Company’s achievement of at least a “Threshold” level of absolute TSR for holders of the Company’s common stock over the same time period.

The “Threshold,” “Target” and “Maximum” benchmarks to be established for the absolute TSR achieved by the Company over each relevant three-year performance period and the resulting impact on the number of shares of Restricted Common Stock earned by each Plan Participant for the 70% of the award based on Company absolute TSR upon the maturity of Performance Stock Units at the conclusion of each three-year performance period, is summarized in the following table:

Performance Benchmark Achieved	Number of Shares Awarded at Payout of Performance Stock Units	Vesting Schedule
Below “Threshold” Level Annualized Company TSR of less than 6%	No performance stock earned

The number of shares of Restricted Common Stock earned by (and then issued to) a Plan Participant for each rolling three-year performance cycle is equal to the multiple indicated in the preceding column of the number of Performance Stock Units issued to each Plan Participant at the beginning of the three year performance period.

Such shares, when issued at the conclusion of the three-year performance cycle, will then vest in full on the first anniversary date following the date of issuance of such shares.

“Threshold” Annualized Company TSR of 6%	Shares issued equal to 0.5 x 70% of the Performance Stock Units issued for Such 3-year Cycle, with excess over Threshold Benchmark pro-rated between Threshold and Target levels
“Target” Annualized Company TSR of 12%	Shares issued equal to 1.0 x 70% of the Performance Stock Units issued for Such 3-year Cycle, with excess over Target Benchmark pro-rated between Target and Maximum levels
“Maximum” Annualized Company TSR of 20% or greater	Shares issued equal to 2.0 x 70% of the Performance Stock Units Issued for Such 3-year Cycle

If the calculated basis point comparison is between benchmarks as noted above for any performance period, then the number of Performance Stock Units earned will be prorated as indicated in the preceding table.

Once issued, the shares of Restricted Common Stock issued per the PSUs will then vest 1 year after the date of issuance. Upon vesting, the shares will not be subject to forfeiture.

Structure of Annual Restricted Stock Awards

As referenced above, each Long Term Incentive Award includes a target value amount (40% and 30% in the case of the CEO) that a Plan Participant will receive in the form of an Annual Restricted Stock Award for that year. The number of shares of the Company’s Common Stock corresponding to the Annual Restricted Stock Award shall be issued to the Plan Participant. Specifically, the number of shares will be determined by dividing the value of each such Annual Restricted Stock Award by the average of the high and low prices reported for the Company’s Common Stock on the New York Stock Exchange on the date on the date the Compensation Committee sets the target value for the Long Term Incentive Award. Upon issuance, the shares of Common Stock representing the Annual Restricted Stock Award will be subject to annual level vesting over the next succeeding 3 years after the date of issuance.

Long Term Incentive Awards

Effective as of the date on which the Compensation Committee approves this 2024 LTI Program, a Long Term Incentive Award will be set for each of the Plan Participants. As provided above, the Long Term Incentive Award will then be divided into two parts: a Performance Stock Unit Award and an Annual Restricted Stock Award. Each Long Term Incentive Award will have an initial target value as set by the Compensation Committee.

The following table illustrates the Long Term Incentives approved by the Compensation Committee on February 7, 2024 for the Company’s 2024 year and the 2024 – 2026 performance cycle with respect to the Performance Stock Units:

Plan Participants - Named Executive Officers	Target Value of Long Term Incentive Award *1	Target Value of Performance Stock Unit Award *1	Target Number of Performance Stock Units *2	Value of Annual Restricted Stock Award *1	Number of Shares of Annual Restricted Stock Award *3
Stephen D. Lebovitz, Chief Executive Officer	$1,556,500	$1,089,550	46,612	$466,950	19,977
Michael I. Lebovitz, President	$673,500	$404,100	17,288	$269,400	11,526
Ben Jaenicke, Executive Vice President, Chief Financial Officer and Treasurer	$1,288,000	$772,800	22,061	$515,200	22,041
Katie Reinsmidt, Executive Vice President and Chief Operating Officer	$673,500	$404,100	17,288	$269,400	11,526
Jeffery V. Curry, Chief Legal Officer	$673,500	$404,100	17,288	$269,400	11,526
Other Plan Participants	*4	*4	*4	*4	*4

*1 Target Value of Long Term Incentive Awards is set by Compensation Committee. The Long Term Incentive Awards are divided into two parts: 60% (70% in the case of the CEO) for the Performance Stock Unit Awards and 40% (30% in the case of the CEO) for Annual Restricted Stock Awards.

*2 The number of Performance Stock Units granted was determined by dividing the target value of each such Performance Stock Unit Award by $23.375, the average of the high and low prices reported for the Company’s Common Stock on the New York Stock Exchange on the date that the Compensation Committee set the target value for the Long Term Incentive Award (February 7, 2024).

*3 The number of shares of Restricted Common Stock per each Annual Restricted Stock Award was determined by dividing the value of each such Annual Restricted Stock Award by $23.375, the average of the high and low prices reported for the Company’s Common Stock on the New York Stock Exchange on the date that the Compensation Committee set the target value for the Long Term Incentive Award (February 7, 2024).

*4 The individual executive officers listed in the table above represent the Company’s Named Executive Officers. A Target Value of Long Term Incentive Award, Target Value of Performance Stock Unit Award and Value of Annual Restricted Stock Award has been determined for the all other Plan Participants and is set forth on Schedule 1 attached hereto. Grants of Performance Stock Units and Annual Restricted Stock Awards for such other Plan Participants listed on Schedule 1 shall be on the same terms as set forth in this table.

DIVIDEND PAYMENTS AND VOTING RIGHTS ON RESTRICTED STOCK; ISSUANCE OF SHARES UNDER PERFORMANCE STOCK UNITS

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Dividends will be paid currently, and voting rights will apply only with respect to shares of Restricted Common Stock constituting the time-vested portion of these Long Term Incentive Awards following the actual issuance of such shares.

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Shares subject to Performance Stock Unit Awards will not be issued until the maturity of each such award at the end of a three year performance period and, accordingly, will not have any voting rights and will not receive any dividends unless earned. Any dividends paid (stock or cash) on the Company’s common stock during a performance period will accrue to the Performance Stock Unit Awards as dividend equivalents (i.e., cash dividends will be deemed to have been utilized to purchase shares of the Company’s common stock). The number of shares underlying the cash dividend equivalents will be determined based on total value of the cash dividend divided by the closing price on the applicable dividend record date. Dividend equivalents will be paid out in additional shares of common stock at the time they are earned. Dividend equivalents related to Performance Stock Units that are not earned will be forfeited.